EXHIBIT 99.1



                           FIRST RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             DIRECTOR RETAINER PLAN

         THIS FIRST RESTATED AND AMENDED PUBLIC SERVICE COMPANY OF NEW MEXICO DIRECTOR RETAINER PLAN is made this 30th day of April, 1996, by the Public Service Company of New Mexico (the "Company"). The capitalized terms used herein are defined in Article II.

                                 R E C I T A L S

         WHEREAS, the Original Plan was adopted by the Company effective as of the 1992 Annual Meeting Date and, consistent with the authority of the Board, the Original Plan was subsequently amended by the First and Second Amendments;

         WHEREAS, the primary change resulting from the Second Amendment was to allow the Directors to receive cash in lieu of Restricted Stock;

         WHEREAS, the Board believes it would be appropriate to further change the Original Plan, subject to shareholder approval, to allow the Directors to elect to receive Stock Options in addition to Restricted Stock or cash; and

         WHEREAS, in order to (i) simplify the Plan document, (ii) incorporate the changes made by the First and Second Amendments, and (iii) change the Plan to allow for Stock Options, the Original Plan is being restated.

         NOW, THEREFORE, the Original Plan, as amended, is hereby further amended and restated in its entirety as follows:

                                    ARTICLE I

                                     Purpose

         The purpose of the Plan is to provide additional incentives for the non-employee Directors to perform in the best interests of PNM, its shareholders, customers and employees, as well as provide a means for members of the Board to increase their proprietary interest in PNM and respond to shareholders' concerns about stock ownership by Directors.

                                   ARTICLE II

                                   Definitions

         The following words and phrases, when used herein with an initial capital letter, shall have the same meaning set forth below unless the context clearly indicates otherwise:

         2.1 "Annual Meeting" or "Annual Meeting Date" shall mean the date established for the annual meeting of the Company's shareholders pursuant to the Company's Bylaws.

         2.2 "Board" shall mean the Board of Directors of Public Service Company of New Mexico.

         2.3 "Cash Election" shall mean an irrevocable election filed with the Company on or before the Election Date to receive all (but not less than all) of the Retainer in cash.

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         2.4  "Change in  Control"  shall mean,  subject to the  exceptions  and modifications set forth at the end of this Section 2.4., those circumstances in which any of the following shall occur:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (b) during any period of two consecutive years the following individuals cease, for any reason, to constitute the majority of the
         Board:

                      (i) those directors who at the beginning of such period constitute the Board, plus

                      (ii) any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such new directors being referred to as "Approved New Directors");

                  (c) upon the merger or consolidation of the Company with any other corporation; or

                  (d) upon the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

         Section 2.4(a) shall not apply if the "person" as referred to therein is, or shall be (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         In Section 2.4(b), the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.4(a), 2.4(c), or 2.4(d) hereof.

         Section 2.4(c) shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.6 "Committee" shall mean the Management Development and Compensation Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than three members of the Board. All Committee members must be "disinterested persons", if required to meet the conditions for exemption of the grants under the Plan from Section 16(b) of the Exchange Act.

         2.7 "Company" shall mean Public Service Company of New Mexico.

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         2.8 "Director"  shall mean any member of the Board who, as of the Grant
Date, is not an employee of the Company.

         2.9 "Disability" shall mean the inability of a Director to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

         2.10 "Election Date" shall mean the date as described below, on or before which a Director must make his or her election to receive (i) cash, (ii) Restricted Stock or (iii) Stock Options. The Election Date shall be the earlier of:

               (a) the date that is six (6) months and one (1) day prior to the Grant Date to which the election applies; or

               (b) the last day of a Director's tax year, immediately preceding the tax year including the Grant Date to which the election applies.

         2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.13 "Exercise Date" shall mean the date a Recipient holding Stock Options elects to exercise any or all such Stock Options.

         2.14 "Exercise Price" shall mean the Exercise Price of the Stock Options granted hereunder, which shall be determined by dividing the Retainer by the number of Stock Options granted to each Recipient and subtracting this result from the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding the foregoing, the Exercise Price shall not be less than the Minimum Exercise Price.

         2.15 "Fair Market Value" or "FMV" shall mean:

                  (a) if Stock for a Restricted Stock Grant is authorized but unissued Stock, or in the case of a Stock Option Grant, the closing price of one share of Stock pursuant to the "New York Stock Exchange Composite Transactions," as reported in the Western Edition of the Wall Street Journal, on the date such value is determined (or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded); or

                  (b) if Stock for a Restricted Stock Grant is purchased on the open market, the average per share price paid to acquire all such Stock provided to the Directors pursuant to such Restricted Stock Grant.

         2.16 "First Amendment" shall mean the first amendment, dated April 16, 1993, to the Original Plan.

         2.17 "Grant Date" shall mean the date a Stock Right is granted or cash is to be distributed pursuant to an Election, with all Grant Dates being on each Annual Meeting Date, beginning with the 1996 Annual Meeting Date, so long as Stock Rights continue to be granted pursuant to Section 6.1 and 6.2.

         2.18 "Minimum Exercise Price" shall mean thirty percent (30%) of the FMV of the Stock on the Grant Date.

         2.19 "Original Plan" shall mean the Public Service Company of New Mexico Director Restricted Stock Retainer Plan as approved at the 1992 Annual Meeting Date. The Original Plan was further amended by the First and Second Amendments.

         2.20 "Plan" shall mean the First Restated and Amended Public Service Company of New Mexico Director Retainer Plan, as set forth herein, and as may hereafter be amended.

         2.21 "Recipient" shall mean a Director who receives a Stock Right pursuant to the terms and conditions of the Plan. Such Director shall remain a Recipient with respect to a Restricted Stock Grant until all such Restricted Stock held is either forfeited pursuant to Section 9.4 or such restrictions lapse pursuant to Section 9.1 hereof. Such Director shall remain a Recipient with respect to a Stock Option until the Option is exercised or is either forfeited, pursuant to Section 9.4, or is canceled pursuant to Section 8.6.

         2.22 "Restricted Stock Grant" shall mean a grant of Restricted Stock.

         2.23 "Restricted Stock" shall mean stock which is granted to a Recipient pursuant to Section 6.1(c) hereof, to which restrictions are imposed pursuant to Section 7.2, which restrictions have not yet lapsed pursuant to
Article IX hereof.

         2.24 "Restricted Stock Election" shall mean the election by a Recipient to receive a Restricted Stock Grant.

         2.25 "Retainer" shall mean the annual retainer to which each Director is entitled as a Director of the Company, as may be determined by the Board from time to time, in effect on the Grant Date.

         2.26 "Retirement" shall mean a Recipient's retirement and related resignation from the Board pursuant to the Board's established "Age 72 Policy" as set forth in a Board resolution adopted at the special Board meeting on April 30, 1991.

         2.27 "Second Amendment" shall mean the second amendment, dated April 27, 1994, to the Original Plan.

         2.28 "Stock" shall mean the common stock of the Company.

         2.29 "Stock Equivalent" shall mean the number of shares to which Stock Options can be converted through the exercise thereof. Generally, one Stock Option can be converted to one share of Stock.

         2.30  "Stock  Option"  shall mean the  option to  acquire  Stock of the
Company granted to Directors pursuant to Section 6.1(b), which is a non-qualified stock option and shall not qualify as an "incentive stock option" as defined in the Code.

         2.31 "Stock Option Election" shall mean the election by a Recipient to receive a grant of Stock Options.

         2.32 "Stock Option Grant" shall mean a grant of Stock Options.

         2.33 "Stock Right" shall mean Restricted Stock or Stock Options.

         2.34 "Stock Right Grant" shall mean the granting of a Stock Right.

         2.35 "Termination of Directorship" shall mean the termination of a Director's membership on the Board, for any reason, including but not limited to voluntary or involuntary resignation, removal, death, Disability, or failure to be renominated or reelected.

         2.36 "Trust" shall mean the trust established by the Company on April 27, 1994, primarily for the purpose of purchasing and holding the Restricted Stock granted pursuant to Section 6.1(c), and subsequently distributing such shares to the (i) Director upon the lapse of restrictions pursuant to Section
9.1 or (ii) Company upon the forfeiture of such shares pursuant to Section 9.4. The Trust may also be used to acquire Stock, upon the exercise of a Stock Option, if deemed the most appropriate method to satisfy applicable law.

         2.37 "Trustee" shall mean the Trustee, or its successor, serving as the Trustee of the Trust.

                                   ARTICLE III

                             Administration of Plan

         3.1 Plan Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole and exclusive power, discretion and authority to:

                  (a) conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application, including but not limited to, the right to determine whether an individual satisfies the requirements to receive Stock Right Grants, and the right to determine the application of the rights, conditions, restrictions and forfeitures, set forth herein, if any, with respect to the Stock Right Grants;

                  (b) adopt, amend and rescind rules and regulations relating to this Plan; and

                  (c) make any other determinations it deems necessary or advisable, subject only to those determinations which may be reserved to the Board.

         3.2 Quorum and Voting Requirements. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at a meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be deemed the acts of the Committee.

         3.3 Consistency of Grants and Conditions. Notwithstanding any of the above, all Restricted Stock Grants as of a Grant Date shall be at the same average per share Fair Market Value, and all Stock Rights shall be subject to the same conditions, with respect to each and every Director receiving the particular form of such Stock Right at the same time.

                                   ARTICLE IV

                             Shares Subject to Plan

         4.1 Maximum Shares Available. The aggregate maximum number of shares of Stock and Stock Equivalents which may be granted under the Plan shall not exceed 100,000 shares, subject to adjustment pursuant to Section 4.3. Shares of Stock issued shall be authorized and unissued shares or shares purchased on the open market. If such Stock granted is authorized but unissued Stock, the Committee shall obtain an opinion of counsel that such issuance pursuant to this Plan conforms with applicable law and regulatory requirements.

         4.2 Forfeiture of Restricted Stock or Stock Options. Subject to the limitation set forth in Section 6.2(c), if, for any reason:

                  (a) any shares of Restricted Stock granted under the Plan are forfeited under circumstances in which the Recipient received no benefits of ownership of such Restricted Stock; or

                  (b) nonvested Stock Options are forfeited,

an equivalent number of shares shall again be available for new granting of Stock Rights in accordance with the terms hereof. Vested Stock Options that are canceled for failure to exercise shall not increase the number of shares available for the granting of new Stock Rights.

         4.3 Adjustments. The shares of Stock Rights granted hereunder, and, if and to the extent allowed by Rule 16b-3 or applicable state law without further shareholder approval, the aggregate maximum number of shares of Stock subject to the Plan pursuant to Section 4.1 and 4.2 above, shall be adjusted by the Committee, as is necessary to prevent dilution or enlargement of such grants in the event of a stock dividend, stock split-up or share combination, exchange of shares, recapitalization, merger, consolidation, acquisition of property or shares, reorganization, liquidation, or the like of or by the Company. For purposes of any such adjustment, the then outstanding shares of Restricted Stock, or Stock Equivalents, shall be treated like any other then outstanding Stock.

                                    ARTICLE V

                         Effective Date and Term of Plan

         Subject to the approval of this Plan by the shareholders of the Company, the Plan, as restated and amended, shall be effective as of the 1996 Annual Meeting. Stock Right Grants may be made as provided herein for a period of six years following such effective date. The Plan shall continue in effect until all matters relating to the Stock Right Grants and administration of the Plan have been settled.

                                   ARTICLE VI

                   Cash Elections and Granting of Stock Rights

         A Director shall have the right to select among three different alternatives as to the form in which to receive the Retainer with respect to a Grant Date. The three alternatives (cash, Stock Options or Restricted Stock) and various aspects and restrictions with respect to each are set forth in this
Article VI.

         6.1 Election Date. On or before the Election Date, each Director is hereby given the right to make either a Cash Election, Stock Option Election or a Restricted Stock Election as follows:

                  (a) Cash Election. If the Director makes a Cash Election, he or she shall receive all of the Retainer in the form of cash, payable to the Director by the Company within an administratively reasonable period of time following the Grant Date.

                  (b) Stock Option Election. If a Director elects to receive Stock Options, he or she shall be entitled to receive Stock Options as set forth in Section 8.1, subject to the terms, conditions and restrictions as set forth in this Article VI, and Article VIII and IX hereof.

                  (c) Restricted Stock Election. If a Director does not make a Cash Election or a Stock Option Election as described above, and he or she either makes a Restricted Stock Election or makes no election at all, he or she shall be given a Restricted Stock Grant granting such Director shares of Stock determined pursuant to the remaining provisions of this Article VI as may be appropriate and Article VII and IX below.

         6.2  Limitations and Procedures.

                  (a) Generally. Only one alternative form can be elected pursuant to Section 6.1 (a), (b) or (c) and once elected such form shall apply to all, but not less than all, of the electing Director's Retainer due at the immediately following Annual Meeting. Once a form is elected, it is irrevocable, with respect to the Retainer to which it applies.

                  (b) Limitation on Disposition of Stock. Notwithstanding any contrary provisions herein, any Stock held by a Recipient, obtained hereunder, whether Restricted Stock, upon which restrictions have lapsed, or Stock acquired through the exercise of a Stock Option granted hereunder, shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless and until six
         (6) months has elapsed since the acquisition date of such Stock Rights. The restriction in this Section 6.2 shall apply only if required to satisfy the conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

                  (c)  Limitation on the Grant of Stock Rights.

                           (i) Subject to the  limitations  set forth in Section
                  6.2(c)(ii) and (iii) below and in Articles IV and V above, the Stock Rights shall be granted as of the Grant Date until the cumulative total of shares of Stock and Stock Equivalents is no longer available for the granting of Stock Rights as set forth in Article IV above.

                           (ii) If, as of any Grant  Date,  the number of shares
                  available (including Stock Equivalents) pursuant to Article IV is less than the total number of Stock Rights that would otherwise be granted, pursuant to Section 6.1 above, the Retainer amount pertaining to the said Grant Date shall be paid in cash, and no further Stock Rights shall be granted hereunder.

                           (iii) If:

                                 -the  restriction  on the  number  of shares of
                           Stock  and Stock  Equivalents  granted,  pursuant  to
                           Section 6.2(c)(ii) occurs, or

                                 -as  of  any  Grant  Date,   no  shares  are
                           available for a grant pursuant to Article IV, no Stock Right will thereafter be granted under the Plan, notwithstanding that forfeitures would otherwise, in the absence of this restriction, result in additional shares subsequently becoming available for such grants pursuant to the provisions of Section 4.2.

         6.3 Notice. The Committee shall promptly provide each Recipient with written notice setting forth:

                  (a) the number of shares of Restricted Stock granted, or Stock Options granted,

                  (b) the Fair Market Value of the shares granted on the applicable Grant Date, or the Exercise Price of Stock Options so granted, and

                  (c)  such  other  terms  and   conditions   relevant   thereto
         consistent with the terms and conditions of this Plan, which may be considered appropriate by the Committee.

         6.4 Government and Other Regulatory Requirements. The obligations of the Company to issue or transfer Stock Rights granted pursuant hereto are subject to:

                  (a) compliance with all applicable laws, government rules and regulations and administrative actions;

                  (b) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and

                  (c) the satisfaction of any listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed.

         The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with such rules, in order to enjoy the exemption from the Exchange Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

         6.5 Cash Retainer. Notwithstanding any other contrary provisions in this Plan, in the event the Company is unable to grant Stock Rights to a Director pursuant to this Article VI, due to regulatory, legal or contractual restrictions on the issuing or repurchasing of Stock for the Plan, the Directors shall receive an appropriate cash retainer in lieu of such Stock Right elected.

                                   ARTICLE VII

                            Grant of Restricted Stock

         7.1 Grant of Restricted Stock. If a Restricted Stock Election is made, the Retainer amount (if the shares of Stock are not funded through authorized but unissued shares) shall be paid by the Company to the Trustee (to be held in trust) within an administratively reasonable period of time following the Grant Date. The Trustee shall purchase, on behalf of the Director, the number of shares of Stock equal to the result obtained by dividing the Retainer in effect on the Grant Date by the Fair Market Value of the Stock (determined pursuant to Section 2.15(a)) on the date of purchase. If the calculation of shares granted would result in a fractional share interest, the number of shares shall be rounded up to the highest number of full shares. The Company shall contribute such additional cash to the Trust necessary to acquire full shares of Restricted Stock to be granted. Such Stock shall be purchased by the Trustee within an administratively reasonable period of time following the Grant Date. Each
Restricted  Stock  Grant  shall be  evidenced  by a written  notice  pursuant to
Section 6.3. Restricted Stock shall be subject to the restrictions set forth in Sections 7.2 through 7.4 and in Article IX.

         7.2 Restrictions on Transfer. Restricted Stock shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, until the date these restrictions set forth in Section 7.2 hereof lapse in accordance with Article IX.

         7.3  Issuing of Certificates.

                  (a) The certificates of shares of Restricted Stock granted pursuant to this Plan shall be issued in the sole name of the Recipient, but until such restrictions shall have lapsed in accordance herewith, such certificates shall either be held by:

                           (i)      the Company;

                           (ii)     a custodian designated by the Company; or

                           (iii)    the Trustee.

         The Company shall issue, or the custodian or Trustee, as may be applicable, shall issue, a receipt evidencing any Restricted Stock held by it issued in the name of the Recipient.

                  (b) No certificates for Restricted Stock shall be issued in the name of a Recipient until such Recipient has executed a stock power in a form acceptable to the Company, authorizing the transfer of the Restricted Stock. The transfer shall occur only upon the forfeiture of the Restricted Stock, pursuant to Section 9.4.

         7.4 Rights as a Shareholder. Upon issuance of any certificate with respect to Restricted Stock in the name of the Recipient, the Recipient shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends or other distributions paid or made with respect to the Restricted Stock, subject to the restrictions set forth in Section 7.2 and the other terms and conditions of this Plan. Such rights with respect to such Restricted Stock shall continue unless and until such shares shall be forfeited in accordance with Section 9.4.

                                  ARTICLE VIII

                    Granting of and Exercise of Stock Options

         8.1 Granting of Stock Options. If a Director elects to receive Stock Options, he or she shall be entitled to acquire one share of Stock upon exercise of each Stock Option at the Exercise Price, subject to the limitations of
Article IV and Section 6.2 and the vesting and forfeiture  provisions in Article
IX. The number of Stock Options granted to each Director electing to receive Stock Options on the 1996 Annual Meeting Date shall be one thousand (1,000), and increased to two thousand (2,000) for grants on each Annual Meeting Date thereafter. The terms of the Stock Options, and the applicable conditions and restrictions with respect thereto, shall be set forth in a certificate provided to the Recipient thereof, within an administratively reasonable period of time following the Grant Date of such Stock Option.

         8.2 Cash Out of Retainer - Impact of Minimum Exercise Price. If a Director elects Stock Options and if, due to the applicability of the Minimum Exercise Price, the computed Exercise Price (before applying the Minimum Exercise Price) is less than the Minimum Exercise Price, the difference between the Minimum Exercise Price and the computed Exercise Price times the number of Options granted, shall be paid to the Director within an administratively reasonable period of time following the Grant Date.

         8.3 Timing of Exercise. The Stock Options shall be exercisable at any time following the vesting as set forth in Article IX hereof, and on or before the earlier of (i) one (1) year after the date of the Recipient's Termination of Directorship; or (ii) the tenth anniversary date of the Grant Date of the Options.

         8.4 Time and Method of Payment. The Stock Options shall be exercised by the Recipient giving written notice to the Company of his or her intent to exercise the Stock Options, along with the tendering of cash in full payment of the Exercise Price of the Stock Options being exercised, times the number of such Stock Options being exercised. Alternatively, in lieu of cash, the Exercise Price may be paid, in full or in part by the Recipient by assignment and delivery to the Company of either Stock Options (other than those being exercised) or Stock of the Company owned by the Recipient, over which he or she is authorized to transfer, and over which the restrictions imposed by Article VII, if applicable, have lapsed. The amount credited against the Exercise Price for Stock being assigned and delivered to the Company shall equal the Fair Market Value of the Stock (determined pursuant to Section 2.15(a)) on the date of transfer times the number of shares being assigned and delivered. For the Stock Options being assigned and delivered to the Company, the credit amount shall equal the Fair Market Value of the Stock (pursuant to Section 2.15(a)) on the date of transfer, less the Exercise Price of such Stock Options being assigned and delivered, times the number of such Stock Options.

         8.5 Exercise Following Recipient's Death. If a Recipient of Stock Options dies, without having fully exercised his or her Stock Options, the personal representative or the person receiving such Stock Options from the Recipient or his or her estate shall have the right to exercise the Stock Options, that have vested pursuant to Article IX, provided, however, that in no event may the Stock Options be exercised later than the earlier of (i) ten (10) years from the Grant Date of such Options or (ii) one (1) year following the Recipient's Termination of Directorship with the Company.

         8.6 Cancellation of Stock Options. Any Stock Options not exercised within the time periods specified in Sections 8.3 and 8.5 shall be canceled.

         8.7 Cash Out Right. Notwithstanding any other contrary provisions in this Plan, subject to the provisions of applicable law and to conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, the Committee, in its sole discretion, may elect to settle all or a portion of a Stock Option following the exercise thereof by a Recipient, in cash, in lieu of delivering Stock. Such cash shall be determined based upon the FMV of the Stock on the date such Stock Option is exercised less the Exercise Price.

                                   ARTICLE IX

     Vesting of Stock Options and Lapse of Restrictions on Restricted Stock


         9.1 Lapse of Restrictions - Restricted Stock. The restrictions on Restricted Stock set forth in Section 7.2 hereof shall continue until such restrictions lapse as set forth in this Section 9.1. Except as set forth in
Section 6.2(b), upon the lapse of such restrictions, such Stock shall cease to be Restricted Stock and shall be free from all terms and conditions of this Plan and no longer subject to the restrictions and conditions of Section 7.2 and this
Article IX. Subject to the provisions of Section 9.3, below, the lapse of restrictions shall occur with respect to one-third of the shares granted pursuant to a Restricted Stock Grant on the first Annual Meeting Date following the Grant Date and an additional one-third on each successive Annual Meeting Date thereafter, until all such restrictions pertaining to a Restricted Stock Grant shall lapse, but only if the Recipient has remained as a Director of the Company continuously from the Grant Date of such Restricted Stock to the date of such lapse. If calculation of one-third of the shares granted would result in a fractional share interest, the number of shares shall be rounded up to the next highest number of full shares for each of the first two lapses, with the balance allocated to the third lapse date.

         9.2 Vesting of Options. Subject to the provisions of Section 9.3, all Stock Options shall vest on the immediately following Annual Meeting Date following the Grant Date of such Stock Options, but only if the Recipient has remained as a Director of the Company continuously from the Grant Date of such Stock Option Grant to the next Annual Meeting Date.

         9.3 Immediate Lapse of Restrictions and Vesting of Stock Options. Notwithstanding the provisions of Section 9.1 and 9.2 hereof, there will be a lapse of restrictions with respect to Restricted Stock and a vesting of Stock Options upon a Recipient's Termination of Directorship as a result of:

                  (i)   the death of such Director;

                  (ii)  the Disability of such Director;

                  (iii) the Retirement of such Director;

                  (iv)  a Change in Control; or

                  (v) completion of the Director's elected term, pursuant to circumstances in which he or she is not reelected for an ensuing term (regardless of the reason for the Director not being reelected).

         9.4 Forfeiture. Except as set forth in Section 9.3, hereof, in the event of Termination of Directorship all Restricted Stock or nonvested Stock
Options, then owned by such terminating Director, shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient.

         9.5  Corporate  Reorganization  - Impact on Stock  Rights.  Nothing  in
Section 7.2 or this Article IX shall be construed to prohibit any exchange or conversion of Restricted Stock or Stock Options by operation of law in the event of a merger, consolidation, reorganization or other similar transaction of or by the Company which does not constitute a Change in Control, provided that the stock for or into which the Restricted Stock or the stock options to which the Stock Options shall be exchanged or converted shall thereafter constitute Restricted Stock or Stock Options, as applicable, subject to the restrictions in
Section 7.2 and Article IX, as applicable.

                                    ARTICLE X

                            Termination and Amendment

         10.1 Termination and Amendments. Subject to Section 10.2, the Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment or termination shall adversely affect the Restricted Stock or Stock Options previously granted without the written consent of the Recipients holding such Restricted Stock or Stock Options.

         10.2 Other Restrictions on Amendments. If required to satisfy the conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder or applicable state law:

                  (a) no amendment that would change the amount, price or timing of the Restricted Stock Grants or Stock Option Grants, other than to comport with changes in the Code or ERISA, or the rules and regulations promulgated thereunder, shall be made more than once every six months;

                  (b) no amendment shall be made without the approval of the Company's stockholders that would:

                      (i) increase the maximum number of shares of Stock available for grants under Article IV hereof;

                      (ii) modify the  requirements  as to eligibility for Stock
                  Rights under the Plan; or

                      (iii) otherwise  materially increase the benefits accruing to participants under the Plan (subject, however, to the Board's right to establish the Retainer).

The approval of the Company's stockholders for such amendments shall be solicited in a manner which conforms to the rules and regulations in effect under the Section 14(a) of the Exchange Act.

                                   ARTICLE XI

                           Nonexclusivity of the Plan

         Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company, other than the Original Plan. This Plan shall be in addition to any and all other Company plans or programs. Neither the adoption of this Plan by the Board nor the submission of the Plan to the Company's stockholders for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

                                   ARTICLE XII

                                  Miscellaneous

         12.1 Withholding Taxes. The Company shall have the right to deduct from any payments made by the Company to the Directors, any federal, state or local taxes of any kind required by law to be withheld with respect to Stock Rights or related cash distributions, or the lapse of restrictions pertaining thereto, or the Cash Election or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         12.2 No Right of Reelection. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Recipient any right to continue as a Director of the Company, to be renominated by the Board or to be elected or reelected by the shareholders of the Company.

         12.3 Plan Administration Expenses. All expenses of administering the Plan shall be borne by the Company.

         12.4 Headings. The headings of the Articles and their Sections in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

         12.5 Gender and Use of Singular/Plural. The use of the masculine gender herein shall also include within its meaning the feminine, and the singular shall include the plural, and the plural shall include the singular, unless the context clearly indicates to the contrary.

         12.6 Applicable Law. The place of administration of the Plan shall be conclusively deemed to be within the State of New Mexico, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations and the rights of any and all Directors having or claiming to have an interest herein or hereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of New Mexico.

         12.7 Nonapplicability of ERISA. It is not intended that this Plan be subject to the requirements of ERISA, and the reference thereto in Section 10.2(a) shall not be interpreted so as to require compliance with ERISA.

         IN WITNESS WHEREOF, the Company has caused this First Restated and Amended Public Service Company of New Mexico Director Retainer Plan to be executed, effective as of April 30, 1996.

                                      PUBLIC SERVICE COMPANY
                                      OF NEW MEXICO

                                       By: /s/ Benjamin F. Montoya
                                           ------------------------
                                           BENJAMIN F. MONTOYA
                                           President and Chief Executive Officer